FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2002

Allegheny Energy, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	I-267 (Commission File Number	13-5531602 (IRS Employer Identification (Number
10435 Downsville Pike Hagerstown, Maryland 21740-1766 (Address of principal executive offices) Registrant's telephone number, Including area code: (301) 790-3400

Item 1 - 6. Item 7. Item 8. Item 9.

Not applicable

Exhibits

Exhibit 99.1   Statements under oath of Principal Executive Officer and Principal Financial Officer regarding facts and circumstances relating to Exchange Act filings.

Not applicable

Regulation FD Disclosure

The information in this report, including the exhibits, is being furnished pursuant to Item 9 and shall not be deemed "filed" for purposes of Section 18 of the
Securities and Exchange Act.

On August 14, 2002, Allegheny Energy, Inc. filed with the Securities and Exchange Commission the sworn statements of Alan J. Noia, Principal Executive Officer, and Bruce E. Walenczyk, Principal Financial Officer, pursuant to the Commission's order of June 27, 2002, requiring the filing of sworn statements pursuant to Section 21(a)(1) of the Securities and Exchange Act of 1934. The statements are attached.

SIGNATURES Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.
Allegheny Energy, Inc. /S/ BRUCE E. WALENCZYK Bruce E. Walenczyk Senior Vice President and Chief Financial Officer
Dated: August 14, 2002